Exhibit 99.1

THEMAVEN, INC. ADOPTS LIMITED-DURATION

STOCKHOLDER RIGHTS PLAN

NEW YORK, May 4, 2021 – TheMaven, Inc. (OTC: MVEN) (“Maven” or the “Company”), a best-in-class technology platform empowering premium publishers who impact, inform, educate and entertain, today announced that the Special Finance & Governance Committee (the “Special Committee”) of the Maven Board of Directors (the “Board”) has adopted a limited-duration stockholder rights plan (the “Rights Plan”) to protect the best interests of all of the Company’s stockholders. The Rights Plan is effective immediately and will expire on May 3, 2022.

The adoption of the Rights Plan is intended to assure that all stockholders of the Company receive fair and equal treatment in the event of a proposed takeover of the Company, to guard against two-tier or partial tender offers, open market accumulations and other tactics designed to gain control of the Company without paying all stockholders a fair and adequate price, including sufficient premium for such controlling interest, and to enhance the Board’s ability to negotiate with a prospective acquiror. The Rights Plan is similar to those adopted by other publicly traded companies and includes a number of recognized stockholder protections that emphasize its limited focus and duration.

“The Maven Board of Directors is committed to creating long-term value and ensuring that our stockholders are able to realize the full potential of their investment in the Company,” said Maven Chairman John A. Fichthorn. “In the last year, we have made significant progress related to our financial reporting, a process that is nearing its conclusion. Accordingly, we believe that the Rights Plan adopted today will provide the Board with the flexibility to protect the best interests of the Company and its stockholders, and would still enable Maven to consider any legitimate offer that is fair and otherwise in the best interest of all stockholders. We remain focused on generating value for stockholders by growing the business and building on our position as a best-in-class technology and media company.”

In adopting the Rights Plan, the Special Committee declared a dividend distribution of one preferred stock purchase right (a “Right”) on each outstanding share of its common stock and the common stock issuable upon conversion of each share of the Company’s preferred stock. Each Right will initially entitle stockholders to buy one one-thousandth of a share of newly created Series L Junior Participating Preferred Stock of the Company, at an exercise price of $4.00, in the event the Rights become exercisable, subject to adjustment and the terms of the Rights Plan agreement.

In general, the Rights will become exercisable only if a person or group becomes the beneficial owner of 15% or more of the outstanding common stock of the Company or announces a tender offer for 15% or more of the outstanding common stock of the Company, including through such person’s ownership of the Company’s convertible preferred stock, as further detailed in the Rights Plan. The Board of Directors will, in general, be entitled to redeem the Rights at $0.001 per Right at any time before the triggering ownership threshold is crossed. Any stockholders with beneficial ownership of 15% or more of the outstanding common stock of the Company as of the time of this announcement are generally grandfathered at their current ownership levels, but the Rights Plan does not permit such shareholders to increase their ownership without triggering the Rights Plan.

This announcement is a summary only and is qualified by reference to the full text of the Rights Plan. Additional details regarding the Rights Plan will be contained in a Form 8-K to be filed by the Company with the U.S. Securities & Exchange Commission on or about May 4, 2021.

About Maven

Maven (maven.io) is a technology platform empowering premium publishers who impact, inform, educate and entertain. Maven operates Sports Illustrated Media and TheStreet, and powers more than 150 online destinations. Maven is publicly traded under the ticker symbol “MVEN”.

Contact

Rachael Fink

Communications Manager, Maven

Comms@maven.io

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or future performance and include, without limitation, statements concerning the Company’s business strategy, future revenues, market growth, capital requirements, product introductions, and expansion plans and the adequacy of its funding. Other statements contained in this press release that are not historical facts are forward-looking statements. The Company has tried, wherever possible, to identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and other comparable terminology.

The Company cautions you that any forward-looking statements presented in this press release are based on the beliefs of, assumptions made by, and information currently available to, us. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties, and factors that are beyond the Company’s control or ability to predict. Although the Company believes that its assumptions are reasonable, they are not guarantees of future performance, and some will inevitably prove to be incorrect. As a result, the Company’s actual future results can be expected to differ from its expectations, and those differences may be material. Accordingly, you should use caution in relying on forward-looking statements, which are based only on known results and trends at the time they are made, to anticipate future results or trends. Certain risks are discussed from time to time in the Company’s filings with the SEC, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2019 and any subsequently filed quarterly reports on Form 10-Q.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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